Exhibit 10.10(a)
REGISTRATION RIGHTS AGREEMENT JOINDER
The undersigned is executing and delivering this joinder (this “Joinder”) pursuant to the Amended and Restated Registration Rights Agreement, dated as of October 25, 2019 (as the same may hereafter be amended, the “Registration Rights Agreement”), among Virgin Galactic Holdings, Inc., a Delaware corporation (the “Company”), and the other Persons named as parties therein. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Registration Rights Agreement.
By executing and delivering this Joinder to the Company, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the Registration Rights Agreement as the VG Stockholder and as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s shares of Common Stock shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein. The parties hereby agree that any reference to the VG Stockholder in the Registration Rights Agreement after the date hereof shall be to the undersigned as memorialized by this Joinder.
[Signature Pages Follow]

Accordingly, the undersigned has executed and delivered this Joinder as of March 16, 2020.

Vieco 10 Limited

By:	/s/ James Cahillane
Name:	James Cahillane
Its:	Authorized Signatory

Address:

Vieco 10 Limited
Craigmuir Chambers
P.O. Box 71
Road Town
Tortola
British Virgin Islands
Attention: George Whitesides, Director

Agreed and Accepted as of March 16, 2020

Virgin Galactic Holdings, Inc.

By:	/s/ George Whitesides
Name:	George Whitesides
Its:	Chief Executive Officer